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                                                                   EXHIBIT 99.2

                     FORM OF NOTICE OF GUARANTEED DELIVERY

                                With Respect to
              10.00% Senior Subordinated Notes Due July 15, 2011
                                      of

                             POTLATCH CORPORATION

   This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Potlatch Corporation, a Delaware corporation (the "Company"), made pursuant to the Prospectus, dated October , 2001 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for Original Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to U.S. Bank Trust National Association (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

DELIVERY TO: U.S. BANK TRUST NATIONAL ASSOCIATION, EXCHANGE AGENT

               By Mail:              By Overnight Courier or Hand:   By Facsimile:
       U.S. Bank Trust National         U.S. Bank Trust National     (651) 244-8161
              Association                     Association
       Corporate Trust Services          180 East Fifth Street
            P.O. Box 64111                 St. Paul, MN 55101           Confirm:
       St. Paul, MN 55164-0111       Attention: Specialized Finance  (651) 244-1537
                                                Services
                                        Mail Station: STPFT 0414

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

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 Ladies and Gentlemen:

    Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedures described in the "Exchange Offer-- Procedures for Tendering Original Notes--Guaranteed Delivery Procedures" section of the Prospectus.

 Principal Amount of Original Notes Tendered: ________________________________

 Certificate Nos. (If Available): ____________________________________________

 _____________________________________________________________________________
                        Signature(s) of Record Holder(s)

 _____________________________________________________________________________
              (Please Type or Print Names(s) of Record Holder(s))

 Dated: _______________________________________________________________ , 2001

 Address: ____________________________________________________________________
                                                                  Zip Code

 _____________________________________________________________________________
                      Daytime Area Code and Telephone No.

 [_]Check this box if Original Notes will be delivered by book-entry transfer to The Depositary Trust Company.

 Account Number: _____________________________________________________________

                 THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

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                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) represents that the above named person(s) "own(s)" the Original Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Original Notes complies with Rule 14e-4, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Original Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of Original Notes into the Exchange Agent's account at DTC), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

 Name of Firm: _______________________________________________________________

 _____________________________________________________________________________
                             (Authorized Signature)

 Address: ____________________________________________________________________
                                                                  Zip Code

 Area Code and Tel. No.: _____________________________________________________

 Name: _______________________________________________________________________
                             (Please Type or Print)

 Title: ______________________________________________________________________

 Dated: _____________________ , 2001

 DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES
                SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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                                 INSTRUCTIONS

   1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer-- Procedures for Tendering Original Notes--Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Company.

   2. Signature on this Notice of Guaranteed Delivery; Guarantee of Signatures. If this Notice of Guaranteed Delivery is signed by the Holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Original Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the Holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the Holder(s) appear(s) on the face of the Original Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

   3. Requests for Assistance or Additional Copies. Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.

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